UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Potomac Street NW, 5th Floor Washington, DC	20007
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (202) 791-9040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2017, Colin Morris notified Rentech, Inc. (the “Company”) of his intention to resign as the Company’s Senior Vice President, General Counsel and Secretary effective July 7, 2017 in order to accept a new position.

Nicole M. Powe will replace Mr. Morris as the Company’s Senior Vice President, General Counsel and Secretary on July 7, 2017.  Ms. Powe, has served as Vice President and Assistant General Counsel of Rentech since May 2015, and prior to that, held various legal related roles at Rentech since April 2007. Ms. Powe has been involved with numerous public and private financings and acquisition transactions of Rentech and its subsidiaries, including the initial public offering and merger of Rentech Nitrogen Partners, L.P., a publicly traded subsidiary of Rentech that was divested in 2016. Prior to joining Rentech, Ms. Powe practiced in the business and finance group of Hogan Lovells from November 2004 to March 2007. From June 2003 to October 2004 Ms. Powe acted as Legal Advisor and Vice President, Wholesale Bank in the New York Branch of Standard Charted Bank, an international banking group headquartered in London. Prior to that, from September 1999 to June 2003 Ms. Powe practiced at Skadden Arps Slate Meagher & Flom, LLP in the Mergers and Acquisitions and Banking and Institutional Investing groups. Ms. Powe received a bachelor of business administration degree in finance from the University of Notre Dame and graduated cum laude from Tulane Law School receiving a Juris Doctor degree.

In connection with Ms. Powe’s promotion to the position of Senior Vice President, General Counsel and Secretary of the Company, the Compensation Committee of the Board of Directors of the Company approved an increase to Ms. Powe’s annual base salary to $270,000 to be effective upon her promotion.

Mr. Morris and the Company have entered into a Separation Agreement dated June 29, 2017 (the “Separation Agreement”) relating to his resignation. Among other things, the Separation Agreement provides that Mr. Morris will (a) receive severance payments totaling approximately $133,000, payable in 11 substantially equal bi-weekly installments, (b) receive bi-weekly payments equal to the premium amounts he would have to pay under COBRA to continue to participate in the Company’s benefits plan for up to six months, and (c) sign a general release and waiver of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: June 30, 2017	By:	/s/ Paul Summers
Paul Summers
Chief Financial Officer